Exhibit 10.26
          KB HOME
          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
          Master Plan Document
Section 409A Nonqualified Deferred Compensation Plan
Effective January 1, 2009
For Amounts Deferred or Vested On and After January 1, 2005

          KB HOME
          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
          Master Plan Document

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
          Master Plan Document

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
          Master Plan Document

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
          Master Plan Document
KB HOME
SECTION 409A NONQUALIFIED DEFERRED COMPENSATION PLAN
Effective January 1, 2009
Purpose
          This Plan applies with respect to compensation deferred or vested on and after January 1, 2005. There is a separate KB Home Nonqualified Deferred Compensation Plan, effective as of March 1, 2001, that applies with respect to amounts deferred and vested prior to January 1, 2005. The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of KB Home, a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.
          This Plan is intended to comply with all applicable law, including Code Section 409A and related Treasury guidance and Regulations, and shall be operated and interpreted in accordance with this intention. In order to transition to the requirements of Code Section 409A and related Treasury Regulations, the Committee may make available to Participants certain transition relief provided under Notice 2006-79 and Notice 2007-86, as described more fully in Appendix A of this Plan.
ARTICLE 1
Definitions
          For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1	“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of the Participant’s Annual Accounts. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Annual Account” shall mean, with respect to a Participant, an entry on the records of the Employer equal to (a) the sum of the Participant’s Annual Deferral Amount, Company Contribution Amount and Company Matching Amount for any one Plan Year, plus (b) amounts credited or debited to such amounts pursuant to this Plan, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Annual Account for such Plan Year. The Annual Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
          Master Plan Document
1.3	“Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary and Bonus that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year.

1.4	“Annual Installment Method” shall mean the method used to determine the amount of each payment due to a Participant who has elected to receive a benefit over a period of years in accordance with the applicable provisions of the Plan. The amount of each annual payment due to the Participant shall be calculated by multiplying the balance of the Participant’s benefit by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due to the Participant. The amount of the first annual payment shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, and the amount of each subsequent annual payment shall be calculated on or around each anniversary of such Benefit Distribution Date. For purposes of this Plan, the right to receive a benefit payment in annual installments shall be treated as the entitlement to a single payment.

1.5	“Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.6	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8	“Benefit Distribution Date” shall mean the date upon which all or an objectively determinable portion of a Participant’s vested benefits will become eligible for distribution. Except as otherwise provided in the Plan, a Participant’s Benefit Distribution Date shall be determined based on the earliest to occur of an event or scheduled date set forth in Articles 4 through 9, as applicable.

1.9	“Board” shall mean the board of directors of the Company.

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
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1.10	“Bonus” shall mean compensation earned by a Participant under any Employer’s annual bonus plan (and shall not include any other incentive compensation).

1.11	“Change in Control” shall mean the first to occur of either of the following events:
(a)	individuals who, as of March 1, 2001, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to March 1, 2001, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (i) in connection with the acquisition by a third person, including a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (ii) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(b)	the Board of Directors (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change in Control shall have occurred.
1.12	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.13	“Committee” shall mean the committee described in Article 13.

1.14	“Company” shall mean KB HOME, a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.15	“Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.4.

1.16	“Company Matching Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.17	“Director” shall mean any member of the board of directors of any Employer.

1.18	“Disability” or “Disabled” shall mean that a Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
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mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer. For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration. A Participant shall also be deemed Disabled if determined to be disabled in accordance with the applicable disability insurance program of such Participant’s Employer, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this Section. Notwithstanding the foregoing, and solely for purposes of vesting under Section 3.6(d), “Disability” shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the KB Home Long-term Disability Plan, or, if a Participant does not participate in such plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such plan had the Participant been a participant in such plan, as determined in the sole discretion of the Committee, and if the Participant’s Employer does not sponsor such plan, or discontinues to sponsor such plan, Disability shall be determined by the Committee in its sole discretion.
1.19	“Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.20	“Employee” shall mean a person who is an employee of an Employer.

1.21	“Employer(s)” shall be defined as follows:
(a)	Except as otherwise provided in part (b) of this Section, the term “Employer” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

(b)	For the purpose of determining whether a Participant has experienced a Separation from Service, the term “Employer” shall mean:
(i)	The entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and

(ii)	All other entities with which the entity described above would be aggregated and treated as a single employer under Code Section 414(b) (controlled group of corporations) and Code Section 414(c) (a group of trades or businesses, whether or not incorporated, under common control), as applicable. In order to identify the group of entities described in the preceding sentence, the Committee shall use an ownership threshold of at least 50% as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (A) Code Section 1563 for determining a controlled

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
          Master Plan Document
group of corporations under Code Section 414(b), and (B) Treas. Reg. §1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).
1.22	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.23	“401(k) Plan” shall mean, that certain KB HOME 401(k) Savings Plan adopted by the Employer, as it may be amended from time to time.

1.24	“Participant” shall mean any Employee (i) who is selected by the Board (or a committee to which the Board has delegated such authority) from among the highly compensated and management employees of the Employer to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.25	“Performance-Based Compensation” shall mean compensation the entitlement to or amount of which is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(e).

1.26	“Plan” shall mean the KB HOME Section 409A Nonqualified Deferred Compensation Plan, which shall be evidenced by this instrument, as it may be amended from time to time, and by any other documents that together with this instrument define a Participant’s rights to amounts credited to his or her Account Balance.

1.27	“Plan Agreement” shall mean a written agreement in the form prescribed by or acceptable to the Committee that evidences a Participant’s agreement to the terms of the Plan and which may establish additional terms or conditions of Plan participation for a Participant. Unless otherwise determined by the Committee, the most recent Plan Agreement accepted with respect to a Participant shall supersede any prior Plan Agreements for such Participant. Plan Agreements may vary among Participants and may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan.

1.28	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.29	“Retirement,” “Retire(s)” or “Retired” shall mean with respect to a Participant who is an Employee, a Separation from Service for any reason other than a leave of absence, death or

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
          Master Plan Document
Disability at such time as the sum of the Employee’s age and Years of Service equals at least sixty-five (65) or more, provided that the Employee is then at least fifty-five (55) years of age.
1.30	“Separation from Service” shall mean a termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, other than by reason of death or Disability, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(h). In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:
(a)	For a Participant who provides services to an Employer as an Employee, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer. A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an Employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by such Participant (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).
     If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period. In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer. For purposes of this paragraph, where a leave of absence is due to any physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence shall be substituted for such 6-month period.
(b)	For a Participant who provides services to an Employer as an independent contractor, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur upon the expiration of the contract (or in the case of more than one contract, all

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
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contracts) under which services are performed for such Employer, provided that the expiration of such contract(s) is determined by the Committee to constitute a good-faith and complete termination of the contractual relationship between the Participant and such Employer.
(c)	For a Participant who provides services to an Employer as both an Employee and an independent contractor, a Separation from Service generally shall not occur until the Participant has ceased providing services for such Employer as both as an Employee and as an independent contractor, as determined in accordance with the provisions set forth in parts (a) and (b) of this Section, respectively. Similarly, if a Participant either (i) ceases providing services for an Employer as an independent contractor and begins providing services for such Employer as an Employee, or (ii) ceases providing services for an Employer as an Employee and begins providing services for such Employer as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for such Employer in both capacities, as determined in accordance with the applicable provisions set forth in parts (a) and (b) of this Section.
     Notwithstanding the foregoing provisions in this part (c), if a Participant provides services for an Employer as both an Employee and as a Director, to the extent permitted by Treas. Reg. §1.409A-1(h)(5) the services provided by such Participant as a Director shall not be taken into account in determining whether the Participant has experienced a Separation from Service as an Employee.
(d)	For purposes of this Subsection, services performed for the Employer shall include service performed both for the Employer and for any other corporation that is a member of the same “controlled group” of corporations as the Employer under Section 414(b) of the Code or any other trade or business (such as a partnership)_that is under common control with the Employer as determined under Section 414(c) of the Code, in each case as modified by Treasury Regulation Section 1.409A-1(h)(3) and substituting “at least 50 percent” for “at least 80 percent” each place it appears in Section 1563(a) of the Code or Treasury Regulation Section 1.414(c)-2.
1.31	“Specified Employee” shall mean any Participant who is determined to be a “key employee” (as defined under Code Section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Committee in accordance with the methodology specified by resolution of the Board or the Management Development and Compensation Committee of the Board and in accordance with Treas. Reg. §1.409A-1(i).

1.32	“Trust” shall mean one or more trusts established by the Company in accordance with Article 16.

1.33	“Unforeseeable Emergency” shall mean a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Code Section 152 without regard to

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paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (b) a loss of the Participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Committee based on the relevant facts and circumstances.
1.34	“Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. A partial year of employment shall not be treated as a Year of Service.
ARTICLE 2
Selection, Enrollment, Eligibility
2.1	Selection by Committee. Participation in the Plan shall be limited to,a select group of management or highly compensated Employees (as determined by the Committee in its sole discretion). From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.
(a)	As a condition to participation, each selected Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form by the deadline(s) established by the Committee in accordance with the applicable provisions of this Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b)	Each selected Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines that the Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period.

(c)	If an Employee fails to meet all requirements established by the Committee within the period required, that Employee shall not be eligible to participate in the Plan during such Plan Year.

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
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ARTICLE 3
Deferral Commitments/Company Contribution Amounts/
Company Matching Amounts/ Vesting/Crediting/Taxes
3.1	Maximum Deferrals.
(a)	Maximum Deferrals for Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary and Bonus, up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	75%
Bonus	75%
(b)	Maximum Deferrals for Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, then to the extent required by Section 3.2 and Code Section 409A and related Treasury Regulations, the maximum amount of the Participant’s Base Salary and Bonus that may be deferred by the Participant for the Plan Year shall be determined by applying the percentages set forth in Section 3.1(c) to the portion of such compensation attributable to services performed after the date that the Participant’s deferral election is made.
3.2	Timing of Deferral Elections; Effect of Election Form.
(a)	General Timing Rule for Deferral Elections. Except as otherwise provided in this Section 3.2, in order for a Participant to make a valid election to defer Base Salary and Bonus, the Participant must submit an Election Form on or before the deadline established by the Committee, which in no event shall be later than the December 31st preceding the Plan Year in which such compensation will be earned.
     Any deferral election made in accordance with this Section 3.2(a) shall be irrevocable; provided, however, that if the Committee permits or requires Participants to make a deferral election by the deadline described above for an amount that qualifies as Performance-Based Compensation, the Committee may permit a Participant to subsequently change his or her deferral election for such compensation by submitting a new Election Form in accordance with Section 3.2(d) below.

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
          Master Plan Document
(b)	Timing of Deferral Elections for Newly Eligible Plan Participants. A selected Employee who first becomes eligible to participate in the Plan on or after the beginning of a Plan Year, as determined in accordance with Treas. Reg. §1.409A-2(a)(7)(ii) and the “plan aggregation” rules provided in Treas. Reg. §1.409A-1(c)(2), may be permitted to make an election to defer the portion of Base Salary or Bonus, attributable to services to be performed after such election, provided that the Participant submits an Election Form on or before the deadline established by the Committee, which in no event shall be later than 30 days after the Participant first becomes eligible to participate in the Plan.
     If a deferral election made in accordance with this Section 3.2(b) relates to compensation earned based upon a specified performance period, the amount eligible for deferral shall be equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.
     Any deferral election made in accordance with this Section 3.2(b) shall become irrevocable no later than the 30th day after the date the selected Employee becomes eligible to participate in the Plan.
(c)	Timing of Deferral Elections for Fiscal Year Compensation. In the event that the fiscal year of an Employer is different than the taxable year of a Participant, the Committee may determine that a deferral election may be made for “fiscal year compensation” (as defined below), by submitting an Election Form on or before the deadline established by the Committee, which in no event shall be later than the last day of the Employer’s fiscal year immediately preceding the fiscal year in which the services related to such compensation will begin to be performed. For purposes of this Section, the term “fiscal year compensation” shall only include Bonus amounts relating to a service period coextensive with one or more consecutive fiscal years of the Employer, of which no amount is paid or payable during the Employer’s fiscal year(s) that constitute the service period.
     A deferral election made in accordance with this Section 3.2(c) shall be irrevocable; provided, however, that if the Committee permits or requires Participants to make a deferral election by the deadline described in this Section 3.2(c) for an amount that qualifies as Performance-Based Compensation, the Committee may permit a Participant to subsequently change his or her deferral election for such compensation by submitting a new Election Form in accordance with 3.2(d) below.
(d)	Timing of Deferral Elections for Performance-Based Compensation. Subject to the limitations described below, the Committee may determine that an irrevocable deferral election for an amount that qualifies as Performance-Based Compensation may be made by submitting an Election Form on or before the deadline established by the Committee, which in no event shall be later than 6 months before the end of the performance period.

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          Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
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     In order for a Participant to be eligible to make a deferral election for Performance-Based Compensation in accordance with the deadline established pursuant to this Section 3.2(d), the Participant must have performed services continuously from the later of (i) the beginning of the performance period for such compensation, or (ii) the date upon which the performance criteria for such compensation are established, through the date upon which the Participant makes the deferral election for such compensation. In no event shall a deferral election submitted under this Section 3.2(d) be permitted to apply to any amount of Performance-Based Compensation that has become readily ascertainable.
(e)	Timing Rule for Deferral of Compensation Subject to Risk of Forfeiture. With respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right, the Committee may determine that an irrevocable deferral election for such compensation may be made by timely delivering an Election Form to the Committee in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse, as determined in accordance with Treas. Reg. §1.409A-2(a)(5).
     Any deferral election(s) made in accordance with this Section 3.2(e) shall become irrevocable no later than the 30th day after the Participant obtains the legally binding right to the compensation subject to such deferral election(s).
3.3	Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The Bonus portion of the Annual Deferral Amount shall be withheld at the time the Bonus are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to the Participant’s Annual Account for such Plan Year at the time such amounts would otherwise have been paid to the Participant.

3.4	Company Contribution Amount.
(a)	For each Plan Year, an Employer may be required to credit amounts to a Participant’s Annual Account in accordance with employment or other agreements entered into between the Participant and the Employer, which amounts shall be part of the Participant’s Company Contribution Amount for that Plan Year. Such amounts shall be credited to the Participant’s Annual Account for the applicable Plan Year on the date or dates prescribed by such agreements.

(b)	For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Annual Account under this Plan, which amount shall be part of the Participant’s Company Contribution Amount for that Plan Year. The

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Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
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amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year. The Company Contribution Amount described in this Section 3.4(b), if any, shall be credited to the Participant’s Annual Account for the applicable Plan Year on a date or dates to be determined by the Committee.

(c)	If not otherwise specified in the Participant’s employment or other agreement entered into between the Participant and the Employer, the amount (or the method or formula for determining the amount) of a Participant’s Company Contribution Amount shall be set forth in writing in one or more documents, which shall be deemed to be incorporated into this Plan in accordance with Section 1.26, no later than the date on which such Company Contribution Amount is credited to the applicable Annual Account of the Participant.
3.5	Company Matching Amount. A Participant’s Annual Company Matching Amount for any Plan Year shall be the sum of all Pay Period Company Matching Contributions for the Plan Year. For this purpose, a Pay Period Company Matching Contribution shall mean an amount which, when added to the matching contribution allocated to the Participant’s account under the 401(k) Plan for the same pay period, equals the match the Participant would have received under the 401(k) Plan during the corresponding plan year of the 401(k) Plan, if the portion of Annual Base Salary elected to be deferred had instead been elected and contributed as a salary deferral contribution under the 401(k) Plan (determined as if the 401(k) Plan was not subject to the limitations imposed under Code Sections 401(a)(17), 401(k)(3), 402(g) and 415). The Annual Company Matching Amount shall be credited during the Plan Year on a pay period-by-pay period basis. The Annual Company Matching Amount shall not be credited for any Annual Bonus deferrals made to this Plan. Notwithstanding any provision of this Plan to the contrary, the Company shall have the right, in its sole and absolute discretion, to alter the manner in which the Annual Company Matching Amount is calculated and/or to terminate the Annual Company Matching Amount.
3.6	Vesting.
(a)	A Participant shall at all times be 100% vested in the portion of his or her Account Balance attributable to Annual Deferral Amounts, plus amounts credited or debited on such amounts pursuant to Section 3.7.

(b)	A Participant shall be vested in the portion of his or her Account Balance attributable to any Company Contribution Amounts, plus amounts credited or debited on such amounts pursuant to Section 3.7, in accordance with the vesting schedules established by the Committee, in its sole and absolute discretion, at the time each such Company Contribution Amount is first credited to the Participant’s Account Balance under the Plan. The vesting schedules established by the Committee for each Company Contribution Amount may be different for different Participants.

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Section 409A Nonqualified Deferred Compensation Plan — Effective January 1, 2009
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(c)	A Participant shall be vested in the portion of his or her Company Matching Amount in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 1 year	0%
1 year or more, but less than 2	10%
2 years or more, but less than 3	25%
3 years or more, but less than 4	50%
4 years or more, but less than 5	75%
5 years or more	100%
(d)	Notwithstanding anything to the contrary contained in this Section 3.6, except as provided in (e) below, in the event of a Change in Control, or upon a Participant’s Disability, Separation from Service on or after qualifying for Retirement, or death prior to Separation from Service, any amounts that are not vested in accordance with Sections 3.6(b) or 3.6(c) above, shall immediately become 100% vested.

(e)	Notwithstanding subsection 3.6(d) above, the vesting schedules described in Sections 3.6(b) or 3.6(c) above shall not be accelerated upon a Change in Control to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event of such a determination, the Participant may request independent verification of the Committee’s calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within 90 days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the “Accounting Firm”). The opinion shall state the Accounting Firm’s opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

(f)	Section 3.6(e) shall not prevent the acceleration of the vesting schedules described in Sections 3.6(b) and 3.6(c) if such Participant is entitled to a “gross-up” payment, to eliminate the effect of the Code section 4999 excise tax, pursuant to his or her employment agreement or other agreement entered into between such Participant and the Employer.
3.7	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:
(a)	Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts

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to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first month that begins at least 30 days after the day on which the Committee gives Participants advance written notice of such change.

(b)	Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.2 above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.7(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the Money Market Measurement Fund, or other low-risk Measurement Fund, as determined by the Committee, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section 3.7(b) may be added or deleted by such Participant; furthermore, the Committee, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.

(c)	Proportionate Allocation. In making any election described in Section 3.7(b) above, the Participant shall specify on the Election Form, in increments of five percentage points (5%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(d)	Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account

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Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.
3.8	FICA and Other Taxes.
(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary and Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.8.
(b)	Company Matching Amounts and Company Contribution Amounts. When a Participant becomes vested in a portion of his or her Account Balance attributable to any Company Matching Amounts and/or Company Contribution Amounts, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary and Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such amounts. If necessary, the Committee may reduce the vested portion of the Participant’s Company Matching Amount or Company Contribution Amount, as applicable, in order to comply with this Section 3.8.

(c)	Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.
ARTICLE 4
Short-Term Payout; Unforeseeable Emergencies
4.1	Short-Term Payouts. In connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive all or a portion of such Annual Deferral Amount, plus amounts credited or debited on that amount pursuant to Section 3.7, in the form of a lump sum payment, calculated as of the close of business on or around the Benefit Distribution Date designated by the Participant in accordance with this Section (a “Short-Term Payout”). The Benefit Distribution Date for the amount subject to a Short-Term Payout election shall be the first day of any Plan Year designated by the Participant, which may be no sooner than 3 Plan Years after the

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end of the Plan Year to which the Participant’s deferral election relates, unless otherwise provided on an Election Form approved by the Committee.

Subject to the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the Benefit Distribution Date. By way of example, if a Short-Term Payout is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, 2008, the earliest Benefit Distribution Date that may be designated by a Participant would be January 1, 2012, and the Short-Term Payout would be paid out during the 60 day period commencing immediately after such Benefit Distribution Date.

4.2	Postponing Short-Term Payouts. A Participant may elect to postpone a Short-Term Payout described in Section 4.1 above, and have such amount paid out during a 60 day period commencing immediately after an allowable alternative Benefit Distribution Date designated in accordance with this Section 4.2. The Committee may, however, in its sole discretion, accept, modify or reject such an election by a Participant. In order to make such an election, the Participant must submit an Election Form to the Committee in accordance with the following criteria:
(a)	The election of the new Benefit Distribution Date shall have no effect until at least 12 months after the date on which the election is made;

(b)	The new Benefit Distribution Date selected by the Participant for such Short-Term Payout must be the first day of a Plan Year that is no sooner than 5 years after the previously designated Benefit Distribution Date; and

(c)	The election must be made at least 12 months prior to the Participant’s previously designated Benefit Distribution Date for such Short-Term Payout.

For purposes of applying the provisions of this Section 4.2, a Participant’s election to postpone a Short-Term Payout shall not be considered to be made until the date on which the election becomes irrevocable (including acceptance by the Committee). Such an election shall become irrevocable no later than the date that is 12 months prior to the Participant’s previously designated Benefit Distribution Date for such Short-Term Payout.
4.3	Other Benefits Take Precedence Over Short-Term Payouts. Should an event occur prior to any Benefit Distribution Date designated for a Short-Term Payout that would trigger a benefit under Articles 5 through 9, as applicable, all amounts subject to a Short-Term Payout election shall be paid in accordance with the other applicable provisions of the Plan and not in accordance with this Article 4.

4.4	Unforeseeable Emergencies.
(a)	If a Participant experiences an Unforeseeable Emergency prior to the occurrence of a distribution event described in Articles 5 through 9, as applicable, the Participant may

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petition the Committee to receive a partial or full payout from the Plan. The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the Benefit Distribution Date for such payout, as determined by the Committee in accordance with provisions set forth below, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. A Participant shall not be eligible to receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.

If the Committee, in its sole discretion, approves a Participant’s petition for payout from the Plan, the Participant’s Benefit Distribution Date for such payout shall be the date on which such Committee approval occurs and such payout shall be distributed to the Participant in a lump sum no later than 60 days after such Benefit Distribution Date. In addition, in the event of such approval the Participant’s outstanding deferral elections under the Plan shall be cancelled.
(b)	A Participant’s deferral elections under this Plan shall also be cancelled to the extent the Committee determines that such action is required for the Participant to obtain a hardship distribution from an Employer’s 401(k) Plan pursuant to Treas. Reg. §1.401(k)-1(d)(3).
ARTICLE 5
Retirement Benefit
5.1	Retirement Benefit. If a Participant experiences a Separation from Service that qualifies as a Retirement, the Participant shall be eligible to receive his or her vested Account Balance in either a lump sum or annual installment payments, as elected by the Participant in accordance with Section 5.2 (the “Retirement Benefit”); provided, however, that a Participant shall only be eligible to receive annual installments for Annual Accounts relating to Plan Years beginning before January 1, 2009. A Participant’s Retirement Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit, which shall be (i) the first day after the end of the 6-month period immediately following the date on which the Participant experiences such Separation from Service if the Participant is a Specified Employee, and (ii) for all other Participants, the date on which the Participant experiences a Separation from Service; provided, however, if a Participant changes the form of distribution for one or more Annual Accounts in accordance with Section 5.2(b), the Benefit Distribution Date for the Annual Account(s) subject to such change shall be determined in accordance with Section 5.2(b).

5.2	Payment of Retirement Benefit.
(a)	In connection with a Participant’s election to defer an Annual Deferral Amount, the Participant shall elect the form in which his or her Annual Account for such Plan Year will be paid. The Participant may elect to receive each Annual Account (i) in the form of

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a lump sum or (ii) pursuant to an Annual Installment Method of 5, 10 or 15 years, but only with respect to Annual Accounts relating to Plan Years beginning before January 1, 2009. If a Participant does not make any election with respect to the payment of an Annual Account, then the Participant shall be deemed to have elected to receive such Annual Account as a lump sum.

(b)	A Participant may change the form of payment for an Annual Account by submitting an Election Form to the Committee in accordance with the following criteria:
(i)	The election shall not take effect until at least 12 months after the date on which the election is made;

(ii)	The new Benefit Distribution Date for such Annual Account shall be at least 5 years after the Benefit Distribution Date that would otherwise have been applicable to such Annual Account; and

(iii)	The election must be made at least 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to such Annual Account.
For purposes of applying the provisions of this Section 5.2(b), a Participant’s election to change the form of payment for an Annual Account shall not be considered to be made until the date on which the election becomes irrevocable. Such an election shall become irrevocable no later than the date that is 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to such Annual Account. Subject to the requirements of this Section 5.2(b), the Election Form most recently accepted by the Committee that has become effective for an Annual Account shall govern the form of payout of such Annual Account.

(c)	The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the applicable Benefit Distribution Date. Remaining installments, if any, shall continue in accordance with the Participant’s election for each Annual Account and shall be paid no later than 60 days after each anniversary of the Benefit Distribution Date.
ARTICLE 6
Pre-Retirement Survivor Benefit
6.1	Pre-Retirement Survivor Benefit. The Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s Account Balance if the Participant dies before he or she Retires, experiences a Separation from Service or suffers a Disability.

6.2	Payment of Pre-Retirement Survivor Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or, in the case of Annual Accounts relating to Plan Years beginning before January 1, 2009, pursuant to an

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Annual Installment Method of 5, 10 or 15 years. The Participant may annually change this election to an allowable alternative payout period by submitting a new Election Form to the Committee; provided, however, the election shall not take effect until at least 12 months after the date on which the election is made. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum. Despite the foregoing, if the Participant’s Account Balance at the time of his or her death is less than $25,000, payment of the Pre-Retirement Survivor Benefit shall be made in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death.
ARTICLE 7
Termination Benefit
7.1	Termination Benefit. If a Participant experiences a Separation from Service that does not qualify as a Retirement, the Participant shall receive his or her vested Account Balance in the form of a lump sum payment (the “Termination Benefit”). A Participant’s Termination Benefit shall be calculated as of the close of business on or around the Benefit Distribution Date for such benefit, which shall be (i) the first day after the end of the 6-month period immediately following the date on which the Participant experiences such Separation from Service if the Participant is a Specified Employee, and (ii) for all other Participants, the date on which the Participant experiences a Separation from Service.

7.2	Payment of Termination Benefit. The Termination Benefit shall be paid to the Participant no later than 60 days after the Participant’s Benefit Distribution Date. Notwithstanding the foregoing, to the extent a Participant’s Account Balance is equal to or greater than $25,000 at the time of Separation from Service, the Participant may request that the Committee cause the Termination Benefit to be paid pursuant to an Annual Installment Method of 5, 10, or 15 years (but only with respect to Annual Deferral Amounts relating to Plan Years beginning before January 1, 2009). The Committee may, in its sole discretion, accept, modify or reject the request of a Participant to pay the Termination Benefit pursuant to a method other than lump sum. Such request, along with any Committee acceptance, shall comply with the requirements of Section 5.2(b) (relating to subsequent changes of payment elections). Once the change in election to pay the Termination Benefit pursuant to a method other than a lump sum has been approved by the Committee, this election can no longer be modified again at a later date. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Participant’s Benefit Distribution Date.
ARTICLE 8
Disability Benefit
8.1	Disability Benefit. If a Participant becomes Disabled prior to the occurrence of a distribution event described in Articles 5 through 7, as applicable, the Participant shall receive his or her

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vested Account Balance in the form of a lump sum payment (the “Disability Benefit”). The Disability Benefit shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date for such benefit, which shall be the date on which the Participant becomes Disabled.

8.2	Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant no later than 60 days after the Participant’s Benefit Distribution Date.
ARTICLE 9
Post-Retirement Survivor Benefit
9.1	Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit payments shall continue and shall be paid to the Participant’s Beneficiary in a lump sum.

9.2	Payment of Post-Retirement Survivor Benefit. The Post-Retirement Survivor Benefit under this Article shall be paid to the Participant’s Beneficiary(ies) no later than 60 days after the Participant’s Benefit Distribution Date, which shall be the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death.
ARTICLE 10
Beneficiary Designation
10.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2	Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

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10.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

10.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2 and 10.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

10.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

10.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.
ARTICLE 11
Leave of Absence
11.1	Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, and such leave of absence does not constitute a Separation from Service, (a) the Participant shall continue to be considered eligible for the benefits provided under the Plan, and (b) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.2.

11.2	Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, and such leave of absence does not constitute a Separation from Service, such Participant shall continue to be eligible for the benefits provided under the Plan. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.2 above.
ARTICLE 12
Termination of Plan, Amendment or Modification

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12.1	Termination of Plan. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to terminate the Plan with respect to all of its Participants. In the event of a Plan termination no new deferral elections shall be permitted for the affected Participants and such Participants shall no longer be eligible to receive new Company contributions. However, after the Plan termination the Account Balances of such Participants shall continue to be credited with Annual Deferral Amounts attributable to a deferral election that was in effect prior to the Plan termination to the extent deemed necessary to comply with Code Section 409A and related Treasury Regulations, and additional amounts shall continue to credited or debited to such Participants’ Account Balances pursuant to Section 3.7. The Measurement Funds available to Participants following the termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Plan termination is effective. In addition, following a Plan termination, Participant Account Balances shall remain in the Plan and shall not be distributed until such amounts become eligible for distribution in accordance with the other applicable provisions of the Plan. Notwithstanding the preceding sentence, to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(ix), the Employer may provide that upon termination of the Plan, all Account Balances of the Participants shall be distributed, subject to and in accordance with any rules established by such Employer deemed necessary to comply with the applicable requirements and limitations of Treas. Reg. §1.409A-3(j)(4)(ix).
12.2	Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer. Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Separation from Service as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, (ii) no amendment or modification shall be effective upon or after a Change in Control without the prior written consent of a majority of the Participants, and (iii) no amendment or modification of this Section 12.2 or Section 13.2 of the Plan shall be effective.

12.3	Plan Agreement. Despite the provisions of Sections 12.1, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

12.4	Effect of Payment. The full payment of the Participant’s vested Account Balance in accordance with the applicable provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.
ARTICLE 13
Administration

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13.1	Committee Duties. Except as otherwise provided in this Article 13, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (b) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

13.2	Administration Upon Change In Control. Within 120 days following a Change in Control, the individuals who comprised the Committee immediately prior to the Change in Control (whether or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the “Administrator”) to perform any or all of the Committee’s duties described in Section 13.1 above, including without limitation, the power to determine any questions arising in connection with the administration or interpretation of the Plan, and the power to make benefit entitlement determinations. Upon and after the effective date of such appointment, (a) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (b) the Administrator may only be terminated with the written consent of the majority of Participants with an Account Balance in the Plan as of the date of such proposed termination.
13.3	Agents. In the administration of this Plan, the Committee or the Administrator, as applicable, may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.

13.4	Binding Effect of Decisions. The decision or action of the Committee or Administrator, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.5	Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

13.6	Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the compensation of its Participants, the date and circumstances of the Separation from Service,

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Disability or death of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.
ARTICLE 14
Other Benefits and Agreements
14.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.
ARTICLE 15
Claims Procedures
15.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

15.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than 90 days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:
(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)	the specific reason(s) for the denial of the claim, or any part of it;

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(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 15.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
15.3	Review of a Denied Claim. On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):
(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.
15.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than 60 days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

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(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
15.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.
ARTICLE 16
Trust
16.1	Establishment of the Trust. In order to provide assets from which to fulfill its obligations to the Participants and their Beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan (the “Trust”).

16.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

16.3	Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.
ARTICLE 17
Miscellaneous
17.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (a) to the extent possible in a manner consistent with the intent described in the preceding sentence, and (b) in accordance with Code Section 409A and related Treasury guidance and Regulations.

17.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

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17.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

17.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

17.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and

whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

17.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

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Senior Vice President, Taxation
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10990 Wilshire Blvd.
Los Angeles, CA 90024
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

17.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

17.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.15	Domestic Relations Orders. If necessary to comply with a domestic relations order, as defined in Code Section 414(p)(1)(B), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse.

17.16	Distribution in the Event of Income Inclusion Under Code Section 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, the Committee may determine that such

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Participant shall receive a distribution from the Plan in an amount equal to the lesser of (i) the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, or (ii) the unpaid vested Account Balance.

17.17	Deduction Limitation on Benefit Payments. If an Employer reasonably anticipates that the Employer’s deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent permitted by Treas. Reg. §1.409A-2(b)(7)(i), payment shall be delayed as deemed necessary to ensure that the entire amount of any distribution from this Plan is deductible. Any amounts for which distribution is delayed pursuant to this Section shall continue to be credited/debited with additional amounts in accordance with Section 3.7. The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m). In the event that such date is determined to be after a Participant’s Separation from Service and the Participant to whom the payment relates is determined to be a Specified Employee, then to the extent deemed necessary to comply with Treas. Reg. §1.409A-3(i)(2), the delayed payment shall not made before the end of the six-month period following such Participant’s Separation from Service.

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APPENDIX A
LIMITED TRANSITION RELIEF FOR DISTRIBUTION ELECTIONS MADE
AVAILABLE IN ACCORDANCE WITH NOTICE 2006-79, 2007-86 AND SUBSEQUENT
GUIDANCE
     The capitalized terms below shall have the same meaning as provided in Article 1 of the Plan.
     Opportunity to Make New (or Revise Existing) Distribution Elections. Notwithstanding the required deadline for the submission of an initial distribution election under Article 4 of the Plan, the Committee may, to the extent permitted by Notice 2006-79, provide a limited period in which Participants may make new distribution elections, or revise existing distribution elections, with respect to amounts subject to the terms of the Plan, by submitting an Election Form on or before the deadline established by the Committee, which in no event shall be later than December 31, 2007. Any distribution election(s) made by a Participant, and accepted by the Committee, in accordance with this Appendix A shall not be treated as a change in either the form or timing of a Participant’s benefit payment for purposes of Code Section 409A or the Plan. If any distribution election submitted by a Participant in accordance with this Appendix A either (a) relates to an amount that would otherwise be paid to the Participant in 2007, or (b) would cause an amount to be paid to the Participant in 2007, such election shall not be effective.
     In addition, notwithstanding the required deadlines for the submission of distribution elections under the Plan, the Committee may, to the extent permitted by Notice 2007-86, provide a limited period in which Participants may make new distribution elections, or revise existing distribution elections, with respect to amounts subject to the terms of the Plan, by submitting an Election Form on or before the deadline established by the Committee, which for amounts that would otherwise be paid to the Participant after 2008 shall in no event be later than December 31, 2008. If any distribution election submitted by a Participant in accordance with this paragraph either (a) relates to an amount that would otherwise be paid to the Participant in 2008, or (b) would cause an amount to be paid to the Participant in 2008, such election shall not be effective.
     Any distribution election(s) made by a Participant, and accepted by the Committee, in accordance with this Appendix A shall not be treated as a change in either the form or timing of a Participant’s benefit payment for purposes of Code Section 409A or the Plan.
     The Committee may provide further transition relief for new distribution elections and changes in existing distribution elections with respect to amounts subject to the terms of the Plan to the extent permitted in future Treasury Department or Internal Revenue Service guidance.